Exhibit 10.1

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet is being updated to reflect the adoption by the Company’s Compensation Committee (the “Committee”), on November 5, 2018, of the 2019 annual base salaries and target percentages (“Target Percentages”) under the 2014 Key Officers Incentive Plan (“KOIP”), and individual performance goals (“IPGs”) provided to the Company’s principal executive officer, principal financial officer and other named executive officers.

Named Executive Officers	2018 Base Salary	2019 Base Salary
Karl G. Glassman, President and CEO	$1,225,000	$1,225,000
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products, and COO effective 1/1/2019	$512,000	$600,000
Matthew C. Flanigan, EVP and CFO[1]	$572,000	$572,000
Perry E. Davis, EVP, President – Residential Products & Industrial Products	$512,000	$530,000
Scott S. Douglas, SVP – General Counsel & Secretary	$380,000	$420,000

[1]

As previously reported, Mr. Flanigan has announced his intention to retire from the Company, although his actual retirement date has yet to be determined. Once known, the Company will make a subsequent filing disclosing his retirement date. As such, Mr. Flanigan did not receive a base salary adjustment for 2019.

Except as noted below, the named executive officers will be eligible to receive an annual cash incentive under the KOIP (filed March 25, 2014 as Appendix A to the Company’s Proxy Statement) in accordance with the 2019 KOIP Award Formula (which is expected to be adopted in February 2019). Each executive’s cash award is expected to be calculated by multiplying his annual base salary at the end of the KOIP plan year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for that year. As previously reported, the Target Percentages in 2018, and as adopted for 2019 by the Committee on November 5, 2018, for the principal executive officer, principal financial officer, and other named executive officers are shown in the following table.

Named Executive Officers	2018 KOIP Target Percentage	2019 KOIP Target Percentage
Karl G. Glassman, President and CEO	120%	120%
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products, and COO effective 1/1/2019	80%	100%
Matthew C. Flanigan, EVP and CFO[1]	80%	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products	80%	80%
Scott S. Douglas, SVP – General Counsel & Secretary	50%	60%

[1]

Because of Mr. Flanigan’s announced retirement, he did not receive an adjustment to his KOIP Target Percentage for 2019. Mr. Flanigan’s 2019 KOIP Award Formula, will not be based on the normal 60% Return on Capital Employed (“ROCE”), 20% Cash Flow and 20% Individual Performance Goals (“IPGs”), but rather is expected to be based on 70% ROCE and 30% Cash Flow, prorated for the number of days prior to his retirement.

Individual Performance Goals. On November 5, 2018, the Committee adopted IPGs for our named executive officers. The 2018 KOIP Award Formula does, and, except as noted below, the 2019 KOIP Award Formula is expected to, recognize that 20% of each executive’s cash award in 2018 and 2019, respectively, under our KOIP will be based on the achievement of the IPGs. The IPGs for our named executive officers in 2018 and 2019 are:

Named Executive Officers	2018 IPGs	2019 IPGs
Karl G. Glassman President and CEO	Implementation of growth strategy and succession planning	Acquisition integration, succession planning, CFO onboarding and communications strategy
J. Mitchell Dolloff EVP, President – Specialized Products & Furniture Products, and COO effective 1/1/2019	Implementation of growth strategy, succession planning and efficiency initiatives	Implementation of growth strategy and succession planning
Matthew C. Flanigan[1] EVP and CFO	Implementation of growth strategy, succession planning and financial partner initiatives	N/A
Perry E. Davis EVP, President – Residential Products & Industrial Products	Supply chain and growth initiatives and succession planning	Acquisition integration and succession planning
Scott S. Douglas SVP – General Counsel & Secretary	Implementation of growth strategy and succession planning	Implementation of growth strategy, succession planning and operational initiatives

[1]

As previously reported, Mr. Flanigan has announced his intention to retire from the Company, although his actual retirement date has yet to be determined. Once known, the Company will make a subsequent filing disclosing his retirement date. Because of Mr. Flanigan’s announced retirement, he did not receive IPGs for 2019.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

2